UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Renasant Corporation

(Exact Name of Registrant as Specified in Its Charter)

Mississippi	64-0676974
(State of Incorporation or Organization)	(IRS Employer Identification Number)

209 Troy Street, Tupelo, Mississippi	38802-0709
(Address of Principal Executive Offices)	(Zip Code)

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐	If this Form relates to the registration of a class securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates:	N/A
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of each exchange on which each class is to be registered
None	None

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, $5.00 par value per share

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the common stock, par value $5.00 per share, of Renasant Corporation (the “Registrant”) contained in the Registrant’s Registration Statement on Form S-4, filed with the Securities and Exchange Commission (“SEC”) on February 17, 1999 (No. 333-72507), under the heading “Description of Peoples Holding Common Stock” is incorporated herein by reference and made a part hereof.

Item 2. Exhibits.

1.	Articles of Incorporation of the Registrant, as amended (incorporated by reference to (i) exhibit 3.1 to the Registration Statement on Form S-4 (File No. 333-72507), filed with the SEC on February 17, 1999, and (ii) exhibit 3.1 to the Current Report on Form 8-K (File No. 001-13253), filed with the SEC on April 19, 2005).

2.	Restated Bylaws of the Registrant, as amended (incorporated by reference to (i) exhibit 3.2 to the Form 10-K (File No.
001-13253), filed with the SEC on March 11, 2004, and (ii) exhibit 3.2 to the Current Report on Form 8-K (File No. 001-13253), filed with the SEC on April 19, 2005).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: April 28, 2005	RENASANT CORPORATION

	By:	/s/ E. Robinson McGraw
E. Robinson McGraw
President and Chief Executive Officer